EXHIBIT 1.2

INDEPENDENCE MORTGAGE TRUST, INC.

FORM OF SOLICITING DEALER AGREEMENT

Ladies and Gentlemen:

Independence Realty Securities, LLC (the “Dealer Manager”) entered into a dealer manager agreement, dated as of                     , 2012 (the “Dealer Manager Agreement”), with Independence Mortgage Trust, Inc. (the “Company”), a Maryland corporation that intends to qualify and elect to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes beginning with the taxable year ending December 31st of the year in which the Company satisfies the Minimum Offering (as defined below). Pursuant to the Dealer Manager Agreement, the Dealer Manager has agreed to act as exclusive dealer manager for, and to use its reasonable best efforts to solicit subscriptions in connection with, the Company’s public offering of (a) up to 150,000,000 shares of the Company’s common stock, $.01 par value per share (the “Shares”), for a purchase price of $10.00 per Share (subject in certain circumstances to discounts based upon the volume of shares purchased and for certain categories of purchasers), in the primary offering (the “Primary Offering”), and (b) up to 15,789,473 Shares for an initial purchase price of $9.50 per Share for issuance through the Company’s distribution reinvestment program (the “DRP,” and together with the Primary Offering, the “Offering”). Notwithstanding the foregoing, the Company has reserved the right to reallocate the Shares offered in the Offering between the DRP and the Primary Offering. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings therefor as in the Dealer Manager Agreement.

In connection with the performance of the Dealer Manager’s obligations under Section 3 of the Dealer Manager Agreement, the Dealer Manager is authorized to retain the services of securities dealers (the “Soliciting Dealers”) who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to solicit subscriptions for Shares in connection with the Offering. You are hereby invited to become a Soliciting Dealer and, as such, to use your reasonable best efforts to solicit subscribers for Shares, in accordance with the following terms and conditions of this soliciting dealer agreement (this “Agreement”):

1. Registration Statement. In connection with the Offering, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-            ) on Form S-11 for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required by the Commission through the date hereof and will file such additional amendments and supplements thereto as may hereafter be required. The registration statement on Form S-11 and the prospectus contained therein, as finally amended at the date the registration statement is declared effective by the Commission (the “Effective Date”) are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus;” provided, however, that if the Company files any post-effective amendments to the Registration Statement, then “Registration Statement” shall refer to the Registration Statement as so amended by the last post-effective amendment declared effective by the Commission; the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the Commission; the term “Prospectus” means the prospectus, as amended or supplemented, on file with the Commission at the Effective Date of the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein); provided, however, that if the Prospectus is amended or supplemented after the Effective Date, then the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and if the Prospectus filed by the Company pursuant to Rule 424(b) or 424(c) of the Securities Act Regulations shall differ from the Prospectus on file with the Commission at the Effective Date, the term “Prospectus” shall refer to the Prospectus filed pursuant to either Rule 424(b) or 424(c) of the Securities Act Regulations from and after the date on which it shall have been filed with the Commission; and the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the Commission.

2. Compliance with Applicable Rules and Regulations; License and Association Membership.

(a) Upon the effectiveness of this Agreement, the undersigned dealer will become one of the “Soliciting Dealers” referred to in the Dealer Manager Agreement and is referred to herein as Soliciting Dealer. Soliciting Dealer agrees that solicitation and other activities by it hereunder shall comply with, and shall be undertaken only in compliance with, (i) the terms of the Dealer Manager Agreement, (ii) the terms of this Agreement, (iii) the Securities Act, (iv) the Securities Act Rules and Regulations, (v) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (vi) the applicable rules and regulations promulgated under the Exchange Act (the “Exchange Act Rules and Regulations”), (vii) the Blue Sky Survey (as defined below), (viii) all applicable state securities and blue sky laws, (ix) the rules of FINRA applicable to the Offering from time to time in effect, specifically including but not limited to, the FINRA Conduct Rules (including, without limitation, Rules 2340, 2420, 2730, 2740, 2750 and 2810 of the FINRA Conduct Rules), (x) the provisions of Section III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and amended on May 7, 2007 and as may be further revised and amended (the “NASAA Guidelines”), and (xi) all other federal rules and regulations applicable to the Offering and the sale of Shares in the Primary Offering.

(b) Soliciting Dealer’s acceptance of this Agreement constitutes a representation to the Company and to the Dealer Manager that Soliciting Dealer is (i) duly registered as a broker-dealer pursuant to the provisions of the Exchange Act and a member in good standing of FINRA, and (ii) duly licensed or registered as broker-dealer and duly authorized to sell Shares under federal and state securities laws and regulations in all jurisdictions in which it offers or sells Shares in the Offering. Soliciting Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule 1 to this Agreement and that its independent contractors and registered representatives have the appropriate licenses to offer and sell the Shares in all such jurisdictions. This Agreement shall automatically terminate with no further action by either party if Soliciting Dealer ceases to be a member in good standing of FINRA or with the securities commission or other applicable regulatory authority of the jurisdiction in which Soliciting Dealer’s principal office is located. Soliciting Dealer agrees to notify the Dealer Manager immediately if Soliciting Dealer ceases to be a member in good standing of FINRA or with the securities commission or other applicable regulatory authority of any jurisdiction in which Soliciting Dealer is currently registered or licensed.

3. Limitation of Offer; Investor Suitability.

(a) Soliciting Dealer will offer Shares only (i) to persons that satisfy the investor suitability standards and minimum investment requirements set forth set forth in the Prospectus or in any suitability letter or memorandum provided by the Company or the Dealer Manager, and (ii) in accordance with Section 8, to persons in the jurisdictions in which it is advised in writing by the Company or the Dealer Manager that the Shares are registered or qualified for sale or that such qualification or registration is not required due to an exemption from the applicable state securities and other applicable laws (the “Blue Sky Survey”). Notwithstanding the qualification of Shares for sale in any respective jurisdiction (or exemption therefrom), Soliciting Dealer will not offer Shares and will not permit any of its registered representatives to offer Shares in any jurisdiction unless both Soliciting Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Shares, Soliciting Dealer shall comply with the provisions of all applicable rules and regulations relating to the suitability of investors, including, without limitation, FINRA Conduct Rules and the provisions of Section III.C. of the NASAA REIT Guidelines.

In recommending the purchase of Shares in the Primary Offering to any person, Soliciting Dealer will have reasonable grounds to believe (based on such information obtained from the investor concerning the investor’s age, investment objectives, other investments, financial situation and needs, and any other information known by Soliciting Dealer after due inquiry) that: (A) such person is in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus, including the tax benefits where they are a significant aspect of the Company; (B) the investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; (C) the purchase of the Shares in the Primary Offering is otherwise suitable for such person; and (D) such person has either: (1) a minimum annual gross income of $70,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $70,000; or (2) a minimum net worth (determined with the foregoing exclusions) of $250,000 and meets the higher suitability standards, if applicable, imposed by the jurisdiction in which the investment by such investor is made. Soliciting Dealer further will use its best efforts to determine the suitability and appropriateness of an investment in the Shares of each proposed investor solicited by a person associated with Soliciting Dealer by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereinafter established. In making the determinations as to financial qualifications and as to suitability required by the NASAA Guidelines, Soliciting Dealer may rely on (x) representations from investment advisers who are not affiliated with Soliciting Dealer, banks acting as trustees or fiduciaries, and (y) information it has obtained from a prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by Soliciting Dealer after due inquiry. Notwithstanding the foregoing, Soliciting Dealer shall not execute any transaction with the Company in a discretionary account without prior written approval of the transaction by the customer.

(b) Soliciting Dealer shall maintain, for at least six years or for a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of Shares in the Primary Offering (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation of the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards. Soliciting Dealer may satisfy its obligation by contractually requiring such information to be maintained by the investment advisers or banks discussed above. Soliciting Dealer further agrees to comply with the record keeping requirements of the Exchange Act, including, but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Soliciting Dealer agrees to make such documents and records available to the Dealer Manager and the Company upon request, and representatives of the Commission, FINRA and applicable state securities administrators upon Soliciting Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

(c) The Soliciting Dealer will comply in all material respects with the subscription procedures and “Plan of Distribution” set forth in the Prospectus. Subscriptions will be submitted by the Soliciting Dealer to the Company only on the form of Subscription Agreement which is included as Appendix C to the Prospectus (“Subscription Agreement”). The Soliciting Dealer acknowledges and agrees that the Subscription Agreement must be executed and initialed by the subscriber as provided for by the Subscription Agreement.

4. Delivery of Prospectus and Approved Sales Literature.

(a) Soliciting Dealer will: (i) deliver a Prospectus, as then supplemented or amended, to each person who subscribes for Shares at least five business days prior to the tender of such person’s subscription agreement (the “Subscription Agreement”); (ii) promptly comply with the written request of any person for a copy of the Prospectus, as then supplemented or amended, during the period between the initial Effective Date and the termination of the Offering; (iii) deliver to any person, in accordance with applicable law or as prescribed by any state securities administrator, a copy of any prescribed document included within or incorporated by reference in the Registration Statement and any supplements thereto during the course of the Offering; (iv) if it uses electronic delivery to distribute the Prospectus to any person, comply with all applicable requirements of the Commission, FINRA, blue sky laws and any other laws or regulations related to the electronic delivery of documents; (v) not use any sales materials in connection with the solicitation of purchasers of the Shares except sales materials that have been approved for use by the Company in writing and all appropriate regulatory agencies (“Approved Sales Literature”); (vi) to the extent the Company provides Approved Sales Literature, not use such materials unless accompanied or preceded by the Prospectus, as then currently in effect, and as may be supplemented in the future; and (vii) not give or provide any information or make any representation or warranty other than information or representations contained in the Prospectus or the Approved Sales Literature. Soliciting Dealer will not publish, circulate or otherwise any advertisement or solicitation material in connection with the Offering other than Approved Sales Literature without the Dealer Manager’s express prior written approval.

(b) Nothing contained in this Agreement shall be deemed or construed to make Soliciting Dealer an employee, agent, representative or partner of the Dealer Manager or the Company, and Soliciting Dealer is not authorized to act for the Dealer Manager or the Company.

(c) Soliciting Dealer will not send or provide supplements to the Prospectus or any Approved Sales Literature to any investor unless it has previously sent or provided a Prospectus and all supplements thereto to that investor or has simultaneously sent or provided a Prospectus and all supplements thereto with such Prospectus supplement or Approved Sales Literature.

(d) Soliciting Dealer will not show to or provide any investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Shares to members of the public.

(e) The Dealer Manager will supply Soliciting Dealer with reasonable quantities of the Prospectus (including any supplements thereto), as well as any Approved Sales Literature, for delivery to investors.

(f) Soliciting Dealer shall furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act.

(g) The Soliciting Dealer agrees to suspend or terminate the offering and sale of Shares in the Primary Offering upon request of the Company at any time and to resume the offering and sale of Shares in the Primary Offering upon subsequent request of the Company.

5. Submission of Orders; Right to Reject Orders.

(a) Each person desiring to purchase Shares in the Primary Offering will be required to complete and execute a Subscription Agreement and to deliver to the Soliciting Dealer such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) in the amount of $10.00 per Share subscribed for, or such discounted purchase price per Share that may apply based upon the available discounts specified in the Prospectus. There shall be a minimum initial purchase by any one purchaser in the Primary Offering of $2,000 of Shares (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Company to the Dealer Manager). Minimum subsequent purchases of Shares in the Primary Offering shall be $1,000 per transaction. With respect to Soliciting Dealer’s participation in any resales or transfers of the Shares, Soliciting Dealer agrees to comply with any applicable requirements set forth in Section 2 and to fulfill the obligations pursuant to Rule 2810 of the FINRA Rules of Conduct.

(b) Until such time as a minimum of $2,000,000 in subscription funds for Shares has been received from investors not affiliated with the Company, the Advisor or any of the Company’s or the Advisor’s respective affiliates (the “Minimum Offering”), those persons who purchase Shares will be instructed by the Soliciting Dealer to make their checks or other instruments of payment payable to “UMB Bank, N.A., Escrow Agent for Independence Mortgage Trust” or a reasonable contractor or abbreviation thereof. Thereafter, those persons who purchase Shares will be instructed by the Soliciting Dealer to make their checks other instrument of payment payable to “Independence Mortgage Trust,” subject to any continuing escrow obligations imposed by certain states as described in the Prospectus. Subscription Agreements and instruments of payment not conforming to the foregoing instructions shall be returned directly to the subscriber not later than the end of the second business day following receipt by the Soliciting Dealer of such materials. Subscription Agreements and instruments of payment received by the Soliciting Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(i) When, pursuant to the internal supervisory procedures of the Soliciting Dealer, internal supervisory review is conducted at the site at which the Subscription Agreement and instrument of payment were initially received from the subscriber, then the Soliciting Dealer will transmit the Subscription Agreement and instrument of payment by the end of the next business day following receipt of the Subscription Agreement and instrument of payment (i) prior to the satisfaction of the Minimum Offering, to the Escrow Agent, and (ii) following the satisfaction of the Minimum Offering, to Independence Mortgage Trust, Inc. at the address provided in the Subscription Agreement.

(ii) When, pursuant to the Soliciting Dealer’s internal supervisory procedures, Soliciting Dealer’s final internal supervisory procedures are conducted at a different location (the “Final Review Office”), Soliciting Dealer shall transmit the Subscription Agreement and instrument of payment to the Final Review Office by the end of the next business day following the Soliciting Dealer’s receipt of the Subscription Agreement and instrument of payment. The Final Review Office will, by the end of the next business day following its receipt of the Subscription Agreement and instrument of payment, forward both the Subscription Agreement and instrument of payment (i) prior to the satisfaction of the Minimum Offering, to the Escrow Agent, and (ii) following the satisfaction of the Minimum Offering, to Independence Mortgage Trust, Inc. at the address provided in the Subscription Agreement.

(c) All orders, whether initial or additional, are subject to acceptance by and shall become effective upon confirmation by the Company or the Dealer Manager, each of which reserve the right to reject any order in their sole discretion for any or no reason. Orders not accompanied by the required instrument of payment may be rejected. If any Subscription Agreement solicited by Soliciting Dealer is rejected by the Dealer Manager or the Company, then the Subscription Agreement and instrument of payment will be returned to the rejected subscriber within 10 business days from the date of rejection. Issuance and delivery of a Share will be made only after a sale of a Share is deemed by the Company to be completed in accordance with Section 3(c) of the Dealer Manager Agreement. If an order is rejected, cancelled or rescinded for any reason, then Soliciting Dealer will return to the Dealer Manager any selling commissions or Dealer Manager Fees theretofore paid with respect to such order, and, if Soliciting Dealer fails to so return any such selling commissions or Dealer Manager Fees, the Dealer Manager shall have the right to offset amounts owned against future commissions or Dealer Manager Fees due and otherwise payable to Soliciting Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

6. Soliciting Dealer Compensation.

(a) Subject to the terms and conditions set forth herein and in the Dealer Manager Agreement and, subject to the volume discounts and other special circumstances described in or otherwise provided for in the “Plan of Distribution” section of the Prospectus, the Dealer Manager shall pay to Soliciting Dealer a selling commission of 7.0% of the gross proceeds from the Shares sold by the Soliciting Dealer and accepted and confirmed by the Company. For purposes of this Section 6(a), Shares are “sold” only after a sale of the Shares is deemed by the Company to be completed in accordance with Section 3(c) of the Dealer Manager Agreement. The Soliciting Dealer acknowledges and agrees that the Dealer Manager’s liability for selling commissions payable to the Soliciting Dealer is limited solely to the proceeds of selling commissions received by the Dealer Manager from the Company, and the Soliciting Dealer hereby waives any and all rights to receive payment of selling commissions from Dealer Manager until such time as the Dealer Manager is in receipt of such selling commissions from the Company.

(b) Soliciting Dealer acknowledges and agrees that no selling commissions will be paid for sales of Shares pursuant to the DRP or for any Shares sold pursuant to Section 3(d)(iii) or 3(d)(iv) of the Dealer Manager Agreement.

(c) Notwithstanding the foregoing, it is understood and agreed that no selling commission shall be payable with respect to particular Shares if the Dealer Manager or the Company rejects a proposed subscriber’s Subscription Agreement. Accordingly, Soliciting Dealer shall have no authority to issue a confirmation (pursuant to Exchange Act Rule 10b-10) to any subscriber; such authority residing solely in the Dealer Manager, as the Dealer Manager and processing broker-dealer.

(d) The Dealer Manager may, in its sole discretion, re-allow up to one-half of the Dealer Manager Fee received by it from the Company (or 1.5% of gross offering proceeds) to Soliciting Dealer.

(e) The Dealer Manager may, in its sole discretion, request the Company to reimburse Soliciting Dealer for reasonable bona fide due diligence expenses incurred by the Soliciting Dealer to the extent such expenses are supported by a detailed and itemized invoice and permitted pursuant to the rules and regulations of FINRA; provided, however, that no due diligence expenses shall be reimbursed by the Company pursuant to this Section 6(e) which would cause the aggregate of all the Company’s “organization and offering expenses” as defined by FINRA Rule 2810 (including the bona fide due diligence expenses paid or reimbursed pursuant to this Section 6(e)) to exceed 15.0% of the gross proceeds from the sale of Shares in the Primary Offering.

(f) Notwithstanding anything herein to the contrary, Soliciting Dealer will not be entitled to receive any selling commissions, Dealer Manager Fees or other compensation or reimbursement which would cause the aggregate amount of underwriting compensation (as defined in accordance with applicable FINRA rules) received by the Dealer Manager and all Soliciting Dealers to exceed 10.0% of the gross proceeds raised from the sale of Shares in the Primary Offering.

(g) Notwithstanding anything herein to the foregoing, the Company will not be liable or responsible to any Soliciting Dealer for the payment of any selling commissions or any reallowance of Dealer Manager Fees to Soliciting Dealer, it being the sole and exclusive responsibility of the Dealer Manager for the payment of such selling commissions or any reallowance of Dealer Manager Fees to Soliciting Dealer.

(h) Notwithstanding anything herein to the foregoing, Soliciting Dealer acknowledges and agrees that the Company will not pay any selling commissions, Dealer Manager Fee or other amounts payable to the Dealer Manager under the Dealer Manager Agreement unless and until the Company has satisfied the Minimum Offering requirement and received the proceeds from such subscriptions from the Escrow Agent.

7. Reserved Shares. The number of Shares, if any, to be reserved for sale by each Soliciting Dealer may be decided by the mutual agreement, from time to time, of the Dealer Manager and the Company. The Dealer Manager reserves the right to notify Soliciting Dealer by United States mail or by other means of the number of Shares reserved for sale by Soliciting Dealer, if any. Such Shares will be reserved for sale by Soliciting Dealer until the time specified in the Dealer Manager’s notification to Soliciting Dealer. Sales of any reserved Shares after the time specified in the notification to Soliciting Dealer or any requests for additional Shares will be subject to rejection in whole or in part.

8. Blue Sky Qualification.

(a) The Dealer Manager will inform Soliciting Dealer as to the jurisdictions in which the Dealer Manager has been advised by the Company that the Shares have been registered for sale in accordance with, or are exempt from registration under, the respective securities or “blue sky” laws of such jurisdictions, but the Dealer Manager has not assumed and will not assume any obligation or responsibility as to Soliciting Dealer’s right to act as a broker and/or dealer with respect to the Shares in any such jurisdiction. Soliciting Dealer agrees that Soliciting

Dealer will not make any offers or sell any Shares except in jurisdictions in which the Dealer Manager may advise Soliciting Dealer that the Offering has been qualified or is exempt and in which Soliciting Dealer is legally qualified to make offers and further agrees to assure that each person to whom Soliciting Dealer sells Shares (at both the time of the initial purchase as well as at the time of any subsequent purchases) meets any special suitability standards which apply to sales in a particular jurisdiction, as described in the Blue Sky Survey and the Subscription Agreement. Neither the Dealer Manager nor the Company assume any obligation or responsibility in respect of the qualification of the Shares covered by the Prospectus under the laws of any jurisdiction or Soliciting Dealer’s qualification to act as a broker and/or dealer with respect to the Shares in any jurisdiction. The Blue Sky Survey which has been or will be furnished to Soliciting Dealer indicates the jurisdictions in which it is believed that the offer and sale of Shares covered by the Prospectus is exempt from, or requires action under, the applicable blue sky or securities laws thereof, and what action, if any, has been taken with respect thereto.

(b) It is understood and agreed that under no circumstances will Soliciting Dealer, as a Soliciting Dealer, engage in any activities hereunder in any jurisdiction in which Soliciting Dealer may not lawfully so engage or in any activities in any jurisdiction with respect to the Shares in which Soliciting Dealer may lawfully so engage unless Soliciting Dealer have complied with the provisions hereof.

9. Dealer Manager’s Authority. Subject to the Dealer Manager Agreement, the Dealer Manager shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the Offering or arising thereunder. Except for (i) the Dealer Manager’s own lack of good faith and (ii) for obligations expressly assumed by the Dealer Manager hereunder, the Dealer Manager shall not be under any liability to Soliciting Dealer for or in respect of the validity or value of or title to, the Shares; the form of, or the statements contained in, or the validity of, the Registration Statement, the Prospectus or any amendment or supplement thereto, or any other instrument executed by the Company or by others; the form or validity of the Dealer Manager Agreement or this Agreement; the delivery of the Shares; the performance by the Company or by others of any agreement on its or their part; the qualification of the Shares for sale under the laws of any jurisdiction; or any matter in connection with any of the foregoing; provided, however, that nothing in this paragraph shall be deemed to relieve the Company or the Dealer Manager from any liability imposed by the Securities Act. No obligations or liability on the part of the Company or the Dealer Manager shall be implied or inferred herefrom.

10. Indemnification.

(a) Under the Dealer Manager Agreement, the Company has agreed to indemnify Soliciting Dealer and the Dealer Manager and their respective Indemnified Parties, in certain instances and against certain liabilities, including liabilities under the Securities Act in certain circumstances. The Dealer Manager agreement provides that each Soliciting Dealer, pursuant to its Soliciting Dealer Agreement, will agree to indemnify and hold harmless the Company and the Dealer Manager, each of their respective Indemnified Parties and any person who signed the Registration Statement, as set forth in the Soliciting Dealer Agreement.

(b) In furtherance of, and not in limitation of the foregoing, Soliciting Dealer will indemnify, defend and hold harmless the Dealer Manager and the Company, and each of their respective officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each person who has signed the Registration Statement (collectively, “Indemnified Parties”), from and against any losses, claims, expenses, damages or liabilities (including reasonable legal and other expenses incurred in investigating and defending such claims or liabilities) to which any of the Indemnified Parties may become subject under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon, in whole or in part (i) any material inaccuracy in the representations or warranties contained in this Agreement or any material breach of a covenant contained herein by Soliciting Dealer, or any material failure by Soliciting Dealer to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, (ii) any untrue statement or any alleged untrue statement of a material fact contained in (1) any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (2) any Approved Sales Literature or (3) any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof, (iii) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or the Prospectus or any amendment or supplement to the Prospectus, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) any use of sales literature, including “broker dealer use only” materials, by Soliciting Dealer that is not Approved Sales Literature, (v) any untrue statement of a material fact made by Soliciting Dealer or Soliciting Dealer’s representatives or agents or omission by Soliciting Dealer or Soliciting Dealer’s representatives or agents to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, in connection with the offer and sale of the Shares, in each case other than statements or omissions made in conformity with the Registration Statement, Prospectus, Approved Sales Literature or any other materials or information furnished by or on behalf of the Company, or (vi) any failure by Soliciting Dealer to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Exchange Act Rules and Regulations and the USA PATRIOT Act; provided, however, that in each case described in clauses (ii) and (iii) above, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by Soliciting Dealer specifically for use with reference to Soliciting Dealer in the preparation of the Registration Statement or any post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto. Soliciting Dealer will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with investigation or defense of such loss, claim, damage, liability or action. This agreement to indemnify and hold harmless the Indemnified Parties will be in addition to any liability which Soliciting Dealer may otherwise have.

(c) Promptly after receipt by any Indemnified Party under this Section 10 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, promptly notify the indemnifying party of the commencement thereof; provided, however, the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses incurred by such Indemnified Party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

(d) An indemnifying party under Section 10 of this Agreement shall be obligated to reimburse an Indemnified Party for reasonable legal and other expenses as follows: the indemnifying party shall pay all legal fees and expenses reasonably incurred by the Indemnified Party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party. If such claims or actions are alleged or brought against more than one Indemnified Party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the Indemnified Parties against which such action is finally brought; and in the event a majority of such Indemnified Parties is unable to agree on which law firm whose expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, the contributions provisions set forth in Section 8 of the Dealer Manager Agreement shall be applicable.

12. Company as Party to Agreement. The Company shall be a third party beneficiary of Soliciting Dealer’s representations, warranties, covenants and agreements contained in Sections 10 and 11. The Company shall have all enforcement rights in law and in equity with respect to those portions of this Agreement as to which it is third party beneficiary.

13. Privacy Laws; Compliance. The Dealer Manager and Soliciting Dealer (each referred to individually in this section as a “party”) each agree to: (i) abide by and comply with (A) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”); B) the privacy standards and requirements of any other applicable federal or state law; and (C) each party’s own internal privacy policies and procedures, each as may be amended from time to time; (ii) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures, except as necessary to service the customers or as otherwise necessary or required by applicable law; and (iii) determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. If either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

14. Anti-Money Laundering Compliance Programs. Soliciting Dealer represents to the Dealer Manager that it has established and implemented anti-money laundering compliance programs (“AML Program”) in accordance with applicable law, including applicable FINRA Conduct Rules, Exchange Act Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Shares. Soliciting Dealer further represents that it currently is in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and Soliciting Dealer hereby covenants to remain in compliance with such requirements and shall, upon request by the Dealer Manager or the Company, provide a certification to the Dealer Manager or the Company that, as of the date of such certification (a) its AML Program is consistent with the AML Rules and (b) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act. Upon request by the Dealer Manager at any time, Soliciting Dealer will (i) furnish a written copy of its AML Program to the Dealer Manager for review, and (ii) furnish a copy of the findings and any remedial actions taken in connection with its most recent independent testing of its AML Program.

15. Miscellaneous.

(a) Soliciting Dealer hereby authorizes and ratifies the execution and delivery of the Dealer Manager Agreement by the Dealer Manager as Dealer Manager for itself and on behalf of all Soliciting Dealers (including Soliciting Dealer party hereto) and authorizes the Dealer Manager to agree to any variation of its terms or provisions and to execute and deliver any amendment, modification or supplement thereto. Soliciting Dealer hereby agrees to be bound by and comply with all provisions of the Dealer Manager Agreement relating to Soliciting Dealers. Soliciting Dealer also authorizes the Dealer Manager to exercise, in the Dealer Manager’s discretion, all the authority or discretion now or hereafter vested in the Dealer Manager by the provisions of the Dealer Manager Agreement and to take all such actions as the Dealer Manager may believe desirable in order to carry out the provisions of the Dealer Manager Agreement and of this Agreement.

(b) This Agreement may be terminated at any time by either party hereto by two days’ prior written notice to the other party and, in all events, this Agreement shall terminate on the termination date of the Dealer Manager Agreement; provided, however, that Sections 9, 10, 11, 12, 13 and this Section 15 shall survive the termination or expiration of this Agreement

(c) Any communications from Soliciting Dealer should be in writing addressed to the Dealer Manager at:

Independence Realty Securities, LLC

IDS Center, 80 S. 8th Street, Suite 4610,

Minneapolis, Minnesota 55402

Fax: (651) 305-6637

Attention: R. Martel Day

with a copy to (which shall not constitute notice):

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

Attention: Jason W. Goode

Any notice from the Dealer Manager to Soliciting Dealer shall be deemed to have been duly given if mailed, communicated by electronic delivery or facsimile or delivered by overnight courier to Soliciting Dealer at Soliciting Dealer’s address shown below.

(d) Nothing herein contained shall constitute the Dealer Manager, Soliciting Dealer, the other Soliciting Dealers or any of them as an association, partnership, limited liability company, unincorporated business or other separate entity.

(e) If this Agreement is executed before the initial Effective Date, then the Dealer Manager will notify Soliciting Dealer in writing when the initial Effective Date has occurred. Soliciting Dealer agrees that Soliciting Dealer will not make any offers to sell the Shares or solicit purchasers for the Shares until Soliciting Dealer has received such written notice of the initial Effective Date from the Dealer Manager or the Company. This Agreement shall be effective for all sales by Soliciting Dealer on and after the initial Effective Date.

(f) The Company may authorize its transfer agent to provide information to the Dealer Manager and Soliciting Dealer regarding record holder information about the clients of Soliciting Dealer who have invested with the Company on an on-going basis for so long as Soliciting Dealer has a relationship with such client. Soliciting Dealer shall not disclose any password for a restricted website or portion of a website provided to Soliciting Dealer in connection with the Offering and shall not disclose to any person, other than an officer, director, employee or agent of Soliciting Dealer, any material downloaded from such restricted website or portion of a restricted website.

(g) Soliciting Dealer shall have no right to assign this Agreement or any of its rights hereunder or to delegate any of its obligations. Any purported assignment or delegation by Soliciting Dealer shall be null and void. The Dealer Manager shall have the right to assign any or all of its rights and obligations under this Agreement by written notice, and Soliciting Dealer shall be deemed to have consented to such assignment by execution hereof. Dealer Manager shall provide written notice of any such assignment to Soliciting Dealer.

(h) This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

(i) The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

(j) The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

[Signature page follows.]

If the foregoing is in accordance with Soliciting Dealer’s understanding and agreement, please sign and return the attached duplicate of this Agreement. Soliciting Dealer’s indicated acceptance thereof shall constitute a binding agreement between Soliciting Dealer and the Dealer Manager.

Very truly yours,

INDEPENDENCE REALTY SECURITIES, LLC

By:
Name:
Title:

                    , 201

The undersigned dealer confirms its agreement to act as a Soliciting Dealer pursuant to all the terms and conditions of the above Soliciting Dealer Agreement and the attached Dealer Manager Agreement. The undersigned dealer hereby represents that it will comply with the applicable requirements of the Securities Act and the Exchange Act and the published rules and regulations of the Commission thereunder, and applicable blue sky or other state securities laws. The undersigned dealer represents and warrants that the undersigned dealer is duly registered as a broker-dealer under the provisions of the Exchange Act and the Exchange Act Rules and Regulations or is exempt from such registration. The undersigned dealer confirms that it and each salesperson acting on its behalf are members in good standing of FINRA and duly licensed by each regulatory authority in each jurisdiction in which the undersigned dealer or such salesperson will offer and sell Shares, or are exempt from registration with such authorities. The undersigned dealer hereby represents that it will comply with the Rules of FINRA and all rules and regulations promulgated by FINRA.

Dated: , 201
Name of Soliciting Dealer

Federal Identification Number

By:
Name:
Authorized Signatory

Kindly have checks representing commissions forwarded as follows (if different than above): (Please type or print)

Name of Firm:

Address:

Street

City

State and Zip Code

(Area Code) Telephone No.

Attention:

SCHEDULE 1

TO

SOLICITING DEALER AGREEMENT WITH

INDEPENDENCE REALTY SECURITIES, LLC

Soliciting Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

☐	Alabama	☐	Nebraska

☐	Alaska	☐	Nevada

☐	Arizona	☐	New Hampshire

☐	Arkansas	☐	New Jersey

☐	California	☐	New Mexico

☐	Colorado	☐	New York

☐	Connecticut	☐	North Carolina

☐	Delaware	☐	North Dakota

☐	District of Columbia	☐	Ohio

☐	Florida	☐	Oklahoma

☐	Georgia	☐	Oregon

☐	Hawaii	☐	Pennsylvania

☐	Idaho	☐	Puerto Rico

☐	Illinois	☐	Rhode Island

☐	Indiana	☐	South Carolina

☐	Iowa	☐	South Dakota

☐	Kansas	☐	Tennessee

☐	Kentucky	☐	Texas

☐	Louisiana	☐	Utah

☐	Maine	☐	Vermont

☐	Maryland	☐	Virgin Islands

☐	Massachusetts	☐	Virginia

☐	Michigan	☐	Washington

☐	Minnesota	☐	West Virginia

☐	Mississippi	☐	Wisconsin

☐	Missouri	☐	Wyoming

☐	Montana